Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Value Discovery Fund, which is included in Post-Effective Amendment No. 124 to the Registration Statement No. 811-649 on Form N-1A of Fidelity Puritan Trust.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
November 26, 2002